UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 __________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2015

FS Investment Corporation III

(Exact name of Registrant as specified in its charter)

Maryland	814-01047	90-0994912
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)		19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 8, 2015, Jefferson Square Funding LLC (“Jefferson Square”), a newly-formed, wholly-owned, special purpose financing subsidiary of FS Investment Corporation III (the “Company”), entered into a senior-secured term loan credit facility (the “Jefferson Square Credit Facility”) with JPMorgan Chase Bank, National Association (“JPM”), as administrative agent, each of the lenders from time to time party thereto, Citibank, N.A., as collateral agent, and Virtus Group, LP, as collateral administrator. The Jefferson Square Credit Facility provides for delayed-draw borrowings in an aggregate principal amount of $300,000,000 on a committed basis during the four months following the closing date of the Jefferson Square Credit Facility.

The Company may contribute cash, loans or bonds (collectively, “assets”) to Jefferson Square from time to time and will retain a residual interest in any assets contributed through its ownership of Jefferson Square or will receive fair market value for any assets sold to Jefferson Square. Jefferson Square may purchase additional assets from various sources. Jefferson Square has appointed the Company to manage its portfolio of assets pursuant to the terms of an investment management agreement. Jefferson Square’s obligations to JPM under the Jefferson Square Credit Facility are secured by a first priority security interest in substantially all of the assets of Jefferson Square, including its portfolio of assets. The obligations of Jefferson Square under the Jefferson Square Credit Facility are non-recourse to the Company, and the Company’s exposure under the Jefferson Square Credit Facility is limited to the value of the Company’s investment in Jefferson Square.

Pricing under the Jefferson Square Credit Facility is based on the London Interbank Offered Rate (“LIBOR”) for a three-month interest period, plus a spread of 2.50% per annum. Interest is payable in arrears beginning on October 25, 2015 and each quarter thereafter. Any amounts borrowed under the Jefferson Square Credit Facility will mature, and all accrued and unpaid interest thereunder will be due and payable, on May 8, 2019. Jefferson Square incurred certain customary costs and expenses in connection with obtaining the Jefferson Square Credit Facility.

Borrowings under the Jefferson Square Credit Facility are subject to a compliance condition which will be satisfied at any given time if the outstanding advances to Jefferson Square by the lenders minus the amount of principal and certain interest proceeds in Jefferson Square’s accounts is less than or equal to fifty-five percent (55%) of the net asset value of Jefferson Square’s portfolio of assets.

In connection with the Jefferson Square Credit Facility, Jefferson Square has made certain representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar facilities. The Jefferson Square Credit Facility contains customary events of default for similar financing transactions, including: (a) the failure to make principal payment when due or any other payments under the Jefferson Square Credit Facility within two business days of when due; (b) the $300,000,000 committed principal amount is not fully drawn within four months of the Jefferson Square Credit Facility’s closing date; (c) the insolvency or bankruptcy of Jefferson Square or the Company; (d) a change of control of Jefferson Square shall have occurred; (e) the transaction documents are amended in a manner materially adverse to JPM, as administrative agent, without JPM’s consent; and (f) GSO/Blackstone Debt Funds Management LLC or an affiliate thereof ceases to be the Company’s investment sub-adviser. Upon the occurrence and during the continuation of an event of default, JPM may declare the outstanding advances and all other obligations under the Jefferson Square Credit Facility immediately due and payable.

The occurrence of events of default (as described above) or events defined as “Coverage Events” in the loan agreement governing the Jefferson Square Credit Facility triggers (i) a requirement that Jefferson Square obtain the consent of JPM prior to entering into any sale or disposition with respect to portfolio assets and (ii) certain rights of JPM to direct Jefferson Square to enter into sales or dispositions with respect to any portfolio assets, in each case, in JPM’s sole discretion.

Borrowings of Jefferson Square will be considered borrowings by the Company for purposes of complying with the asset coverage requirements under the Investment Company Act of 1940, as amended, applicable to business development companies.

The foregoing descriptions of the Jefferson Square Credit Facility and related agreements as set forth in this Item 1.01 are summaries only and are each qualified in all respects by the provisions of such agreements, copies of which are attached hereto as Exhibits 10.1 through 10.4 and are incorporated by reference herein.

Item 2.02.	Results of Operations and Financial Condition.

On May 13, 2015, the Company’s board of directors (the “Board”) declared regular weekly cash distributions for July 2015 through September 2015. The regular weekly cash distributions, each in the amount of $0.013461 per share, will be payable monthly to stockholders of record as of the weekly record dates set forth below.

Record Date	Payment Date	Distribution Amount
07/07/15	07/29/15	$0.013461
07/14/15	07/29/15	$0.013461
07/21/15	07/29/15	$0.013461
07/28/15	07/29/15	$0.013461
08/04/15	08/26/15	$0.013461
08/11/15	08/26/15	$0.013461
08/18/15	08/26/15	$0.013461
08/25/15	08/26/15	$0.013461
09/01/15	09/30/15	$0.013461
09/08/15	09/30/15	$0.013461
09/15/15	09/30/15	$0.013461
09/22/15	09/30/15	$0.013461
09/29/15	09/30/15	$0.013461

Certain Information About Distributions

The determination of the tax attributes of the Company’s distributions will be made annually as of the end of the Company’s fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. The Company intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV. The payment of future distributions on the Company’s shares of common stock is subject to the discretion of the Board and applicable legal restrictions and, therefore, there can be no assurance as to the amount or timing of any such future distributions.

The Company may fund its cash distributions to stockholders from any sources of funds legally available to it, including expense reimbursements from Franklin Square Holdings, L.P., as well as offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets and dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies. The Company has not established limits on the amount of funds it may use from available sources to make distributions. There can be no assurance that the Company will be able to pay distributions at a specific rate or at all.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements, including statements with regard to the future performance and operation of the Company. Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings the Company makes with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Loan Agreement, dated as of May 8, 2015, by and among Jefferson Square Funding LLC, as borrower, JPMorgan Chase Bank, National Association, as administrative agent, each of the lenders from time to time party thereto, Citibank, N.A., as collateral agent and securities intermediary and Virtus Group, LP, as collateral administrator.

10.2	Sale and Contribution Agreement, dated as of May 8, 2015, between Jefferson Square Funding LLC, as purchaser, and the Company, as seller.

10.3	Investment Management Agreement, dated as of May 8, 2015, by and between Jefferson Square Funding LLC and the Company, as investment manager.

10.4	Collateral Administration Agreement, dated as of May 8, 2015, by and among Jefferson Square Funding LLC, JPMorgan Chase Bank, National Association, as administrative agent, the Company, as investment manager and Virtus Group, LP, as collateral administrator.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation III

Date:	May 14, 2015	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
Vice President

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Loan Agreement, dated as of May 8, 2015, by and among Jefferson Square Funding LLC, as borrower, JPMorgan Chase Bank, National Association, as administrative agent, each of the lenders from time to time party thereto, Citibank, N.A., as collateral agent and securities intermediary and Virtus Group, LP, as collateral administrator.

10.2	Sale and Contribution Agreement, dated as of May 8, 2015, between Jefferson Square Funding LLC, as purchaser, and the Company, as seller.

10.3	Investment Management Agreement, dated as of May 8, 2015, by and between Jefferson Square Funding LLC and the Company, as investment manager.

10.4	Collateral Administration Agreement, dated as of May 8, 2015, by and among Jefferson Square Funding LLC, JPMorgan Chase Bank, National Association, as administrative agent, the Company, as investment manager and Virtus Group, LP, as collateral administrator.